UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): November 5, 2007
METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 5, 2007, the Board of Directors of Metro One Telecommunications, Inc. (the “Company”) elected Karen L. Johnson as Senior Vice President, Chief Operating Officer.  Ms. Johnson is 57 years old.  She joined the Company on November 8, 1993 and had previously served as Senior Vice President – Corporate Development.  From 1993 to 1998, she served as Vice President – Controller.  From 1989 to 1993, she was the Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc.  Ms. Johnson is a Certified Public Accountant with a Bachelor of Arts degree from St. Olaf College and performed post-graduate work in accounting and business administration at Portland State University.

Item 8.01               Other Events.

On November 5, 2007, the Board of Directors of the Company adopted a Board Compensation Policy, a copy of which is included as Exhibit 99.1 to this Form 8-K.  This Policy will apply to directors who are not employees of the Company and will replace the arrangements described under the caption “Director Compensation” in the Company’s proxy statement for its annual meeting of shareholders held August 14, 2007.  Kenneth E. Peterson, Jr., the Chairman of the Board, and Elchanan (Nani) Maoz, a director of the Company, have each waived for the present time any cash compensation to which he might otherwise be entitled under the Policy as a member of the Board of Directors or any committee of the Board and, in the case of Mr. Peterson, as Chairman of the Board.  Mr. Peterson and Mr. Maoz will, however, receive equity compensation for such service in accordance with the Policy.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report on Form 8-K:

99.1	Company’s Board Compensation Policy (November 5, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Date: November 9, 2007	By:	/s/ Gary Henry
Gary Henry, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Company’s Board Compensation Policy (November 5, 2007)